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                                                              Exhibit (h)(12)(a)

                          LETTER AGREEMENT TO THE FUND
                         ACCOUNTING SERVICING AGREEMENT
                    (Addition of Conning Money Market Fund)



Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

          Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998), we are writing to request that you render accounting services under the terms of said agreement with respect to the Conning Money Market Fund, an additional portfolio we are establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                                Sincerely,

Dated:  June 15, 2001                           FIRSTAR FUNDS, INC.


                                                By: /s/ Laura Rauman
                                                    ----------------
                                                    (Authorized Officer)


ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC


By:/s/ Joseph Neuberger                         Dated:  June 25, 2001
   --------------------
   (Authorized Officer)
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                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.

                           Conning Money Market Fund
                           -------------------------



Portfolio Services
------------------

Annual fee schedule for the Conning Money Market Fund based on market value of assets.

     $39,000 for first $100 million
     0.02% on the next $200 million
     0.01% on the balance

Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.